Exhibit 10.34
AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) is entered into this 17th day of December, 2015 by and among Vonage Holdings Corp., a Delaware corporation (the “Company”), and Alan Masarek (the “Executive”) to be effective as of October 6, 2015.
WHEREAS, the Company and the Executive entered into an Employment Agreement on October 6, 2014 (the “Employment Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Employment Agreement.
WHEREAS, the Company and Executive now desire to amend the Employment Agreement as provided herein; and
NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto agree as follows:
1.Section 3(g) is hereby deleted and replaced in its entirety with the following:
“Housing, Commuting, and Relocation Benefits. Until such time as the Executive relocates near the Company’s principal office, while the Executive is employed with the Company, the Company shall pay, or reimburse the Executive for, the cost of housing (i.e., furnished housing, including utilities) for the Executive and reasonable commuting expenses for the Executive between the principal office of the Company and the Executive’s residence in Connecticut, to be paid, if reimbursed, to the Executive monthly in arrears subject to the submission of reasonable documentation, in an amount not to exceed $9,500 per month (prorated for partial months). The Executive shall also be entitled to any additional relocation benefits (without duplication) in accordance with the Company’s relocation policy as may be in effect from time to time, recognizing that Executive may relocate two times during the Term and that benefits for the first relocation are likely to amount to $25,000. The payment or reimbursement of all expenses under this Section 3(g) shall be subject to Section 4(e)(v) of this Agreement.”
2.Entire Agreement. The Employment Agreement, together with this Amendment and the (i) Employment Covenants Agreement, (ii) Non-Compete Agreement, (iii) 2006 Incentive Plan, (iv) Stock Option Agreement, (v) RSU Agreement, (vi) Make-Whole RSU Agreement, and (vii) the Indemnification Agreement, each as amended from time to time in accordance with the provisions of the Employment Agreement, contains the entire agreement and understanding of the parties hereto with respect to the matters covered herein and supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof. All such other negotiations, commitments, agreements and writings shall have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder. Notwithstanding anything to the contrary herein, the covenants set forth in Sections 5 through 10 of the Employment Agreement (as well as under the Employment Covenants Agreement or Non-Compete Agreement contemplated therein) shall be separate rights and obligations in addition to any other restrictive covenants to which the Executive may be bound pursuant to the terms of any other agreement between the parties hereto, and in the event that the restrictive covenants in one or more agreements cover substantially the same subject matter as the Employment Agreement, as amended, and conflict with the terms of the Employment Agreement, as amended, the parties hereto agree and acknowledge that the covenant set forth in the Employment Agreement, as amended, shall apply.
3.Full Force. Except as set forth in this Amendment, the Employment Agreement remains in full force and effect.
4.Headings. The headings of the paragraphs of this Amendment are inserted for convenience only and shall not be deemed to constitute part of this Amendment or to affect the construction thereof.
5.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

VONAGE HOLDINGS CORP.
By: __/s/ Jeffrey Citron_____
Name: Jeffrey Citron
Title: Chairman

EXECUTIVE

___/s/ Alan Masarek__________________

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